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                                                                   Exhibit 10.17
                            FIRST AMENDMENT TO LEASE

This First Amendment To Lease (hereinafter referred to as "Amendment") is entered into by and between AMERICAN NATIONAL BANK and TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust No. 59948 (hereinafter referred to as "Landlord") and Security Associates International, Inc. (hereinafter referred to as "Tenant").

A. Whereas, Landlord and Tenant entered into a lease dated November 21, 1995, (hereinafter referred to as the "Lease") covering certain premises known as Suite 100 occupying approximately 4,520 rentable square feet located at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005 (the "Building"), as more fully described in said Lease.

B. Whereas, Landlord and Tenant now desire to amend the Lease modifying the Lease and leasing an additional 2,561 square feet known as Suite 110 at a rental and upon all the other terms, covenants and conditions as hereinafter set forth, but not otherwise.

Now, therefore, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Length of Term. The new lease term for Suite 110 shall commence on January 1, 1997 for four (4) years and shall terminate on December 31, 2000. The new term shall remain in full force and effect without interruption for four (4) years except if an event of default occurs.

2. Net Base Rent. The Net Base Rent is listed out on the attached Exhibit "E" broken down by month. The annual Net Base Rent payments are as follows:

Year 1                                           $26,318.28
Year 2                                           $27,107.83
Year 3                                           $27,921.06
Year 4                                           $28,758.70

3. Operating Expenses. The Building's Annual Operating Expenses shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 4.145%.

4. Real Estate Taxes. The Building's Real Estate Taxes shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 4.145%.

5. Tenant Improvements. All construction costs to remodel Suite 110 and Suite 100 shall be borne by the Landlord. The Scope of work for these tenant improvements are listed out on the attached Exhibit "F".

6. Payment of Rent. All rent due under the Lease and this Amendment, shall be paid to: Arlington Associates, c/o Liz-Green, Inc. as the Managing Agent, (the "Manager"). Checks or other form of payment shall be mailed or delivered to the following address:

                        Liz-Green, Inc.
                        Suite 107
                        2101 S. Arlington Heights Road
                        Arlington Heights, Illinois 60005


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7.      Brokers. Lessee and Lessor represent and warrant to each other that they have not dealt with any broker or finder in connection with this First Amendment To Lease other than Liz-Green, Inc. Lessor hereby agrees to be responsible for and pay any and all brokerage commissions, fees or claims of any kind owing to Broker in connection with this Amendment, and shall indemnify and hold Lessee harmless from any and all reasonable attorneys' fees-incurred by Lessee in connection therewith. Lessee agrees to indemnify and hold Lessor harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Lessor by reason of any claim or action for a commission or other compensation by any other broker or finder, if any, with which Lessee has dealt with respect to this Agreement. Lessor shall have no liability for any brokerage commission arising out of a sublease or assignment by Lessee. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

8. No Other Changes. Except as and to the extent expressly provided for in this First Amendment To Lease, the Lease shall remain in full force and effect and shall be applicable according to all of its terms to Suite 100 and Suite 110.

9. Entire Agreement. This Amendment constitutes the entire understanding of the parties regarding this First Amendment To Lease. There are no promises, representations or understandings, other than as set forth in these documents.

        IN WITNESS WHEREOF, this Amendment To Lease is executed as of December 9, 1996.

        TENANT:  Security Associates International, Inc.

        By: /s/ James S. Brannen
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        Title: President
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        Date: 12/11/96
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        LANDLORD: AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not
        personally but solely as Trustee under its Trust No. 59948

        By: /s/ Gregory Kasprzyk
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        Title:
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